UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2006, The Shaw Group Inc., (the "Company"), appointed G. Patrick Thompson, Jr. to the newly created principal officer position of Senior Vice President and Chief Administrative Officer. The information set forth under Item 5.02, "Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers," of this Form 8-K relating to the employment agreement between Mr. Thompson and the Company is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On May 17, 2006, The Shaw Group Inc., (the "Company"), appointed G. Patrick Thompson, Jr. to the newly created principal officer position of Senior Vice President and Chief Administrative Officer. Mr. Thompson first joined the Company in April of 2002 as Vice President and Chief Information Officer, and held such position until September 2003, when he was appointed as Senior Vice President of Administration. Mr. Thompson served as Senior Vice President of Administration and Chief Information Officer of the Company from September 2003 until his recent appointment as Senior Vice President and Chief Administrative Officer with responsibilities including Information Technology, Facilities, Travel, Aviation, Risk Management, Safety and Human Resources. For the eight years prior to joining the Company, Mr. Thompson was employed with Turner Industries in Baton Rouge, Louisiana, serving last as a Vice President and Chief Information Officer, and prior to joining Turner Industries, he served as Senior Manager at Andersen Consulting (now known as "Accenture") for eight years. Mr. Thompson is 42 years of age.

The Company and Mr. Thompson previously entered into an employment agreement dated April 4, 2002, which was amended effective May 17, 2006, (the "Agreement"). The terms and conditions contained in the Agreement that are still effective and material to the Company are that: (1) Mr. Thompson will continued to be assigned duties consistent with his position; (2) Mr. Thompson will be employed for a term of 18 months automatically renewing for the full 18 month term each day following the date of the agreement; (3) Mr. Thompson will maintain an annual salary with any increase in salary becoming his annual salary for purposes of the Agreement; (4) Mr. Thompson’s annual salary may not be reduced without his consent; (5) Mr. Thompson received a grant of 50,000 options of the Company’s common stock on the effective date of his initial employment on May 1, 2002, vesting in four equal installments of 25% each; (6) Mr. Thompson will participate in the Company’s management incentive bonus plan; (7) Mr. Thompson will receive additional benefits including participation in the various employee benefit plans or programs that are made available to employees; (8) if the Company terminates Mr. Thompson other than for Cause as defined in the Agreement, the Company shall pay Mr. Thompson a lump sum amount equal to his monthly base salary plus 1/12 of his annual bonus multiplied by 18, and all stock options and similar awards previously granted to him shall become fully vested, or if the Company adopts a formal severance plan and the severance benefit to which Mr. Thompson would be entitled to thereunder is greater that that outlined above, Mr. Thompson shall receive the benefits under the adopted severance plan; and (9) the Company will defend, indemnity and hold Mr. Thompson harmless with respect to any claims or causes of action initiated by, or damages sought by, his former employer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

May 19, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel